UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 30, 2009

PHH CORPORATION
(Exact name of registrant as specified in its charter)

MARYLAND	1-7797	52-0551284
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
3000 Leadenhall Road
Mt. Laurel, New Jersey 08054
(Address of principal executive offices, including zip code)
(856) 917-1744
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EX-10.1

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Edwards Severance Agreement
On August 5, 2009, PHH Corporation (“PHH”, the “Company”, “we”, “our” or “us”) entered into a Transition Services and Separation Agreement (the “Agreement”) with Terence W. Edwards, who stepped down as our President and Chief Executive Officer on June 17, 2009. The Agreement, attached as Exhibit 10.1 to this Current Report on Form 8-K (“Form 8-K”), provides that Mr. Edwards will continue in the employ of the Company providing such services as may be requested by our Board of Directors or our Acting Chief Executive Officer until the earlier of the date that a permanent Chief Executive Officer is appointed, or December 31, 2009. While he remains employed by the Company, Mr. Edwards will continue to receive his annual base salary of $564,635 and continue to participate in the Company’s benefit plans and arrangements.
During a 24-month period following the termination of his employment with the Company, Mr. Edwards will be eligible to receive severance payments equal to his annual base salary payable over the 24-month period. During the 24-month period, Mr. Edwards will also be entitled to continued vesting of his outstanding Company stock options and restricted stock units, after which period all of his stock options will become fully vested and exercisable until the earlier of one year after the end of the 24-month period or the expiration date of the option and all of his restricted stock units (other than the 2009 performance-based awards) will become fully vested. Mr. Edwards’ 2009 performance-based awards will be vested to the extent that the performance goals have been satisfied or are expected to be satisfied in the reasonable discretion of the Compensation Committee (the “Committee”) of the Board of Directors of PHH. In addition, Mr. Edwards will be eligible for (i) annual cash bonuses based on actual Company performance for the years 2009, 2010 and a pro rata portion of 2011 for the amounts he would have received, which bonuses will be payable at the time such bonuses are payable to active employees, (ii) a transition payment of $50,000 payable within 35 days of his termination of employment, and (iii) reimbursement for COBRA health care continuation premiums for up to 18 months following his termination of employment. These severance benefits will be paid or provided only if Mr. Edwards executes a release of claims against the Company upon termination of his employment and also complies with certain restrictive covenants, including a covenant not to compete with the Company during the period commencing on the date we entered into the Agreement and ending on the last day of the 24-month period and a covenant protecting the Company’s confidential information. If Mr. Edwards fails to comply with these restrictive covenants, he will receive no further severance payments or benefits and will be obligated to repay to the Company the severance amounts paid to him in cash and upon payment or exercise of equity awards that would have terminated or not become vested without regard to the continued vesting during the 24-month period.
The foregoing description does not purport to be a complete description of the parties’ rights and obligations under the Agreement. The above description is qualified in its entirety by reference to the Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K.
Variable Compensation Programs
Certain executive officers of PHH and its subsidiaries are eligible to receive cash bonuses through participation in our annual management incentive plans that are designed to motivate eligible recipients to achieve our short-term objectives. On July 30, 2009, the Committee approved the performance metrics and targets for each of the PHH Mortgage 2009 Management Incentive Plan (the “Mortgage MIP”), PHH Arval 2009 Management Incentive Plan (the “Fleet MIP”) and PHH Corporation 2009 Management Incentive Plan (the “Corporate MIP”). In the event that the applicable performance target or targets are achieved or exceeded, participating executive officers are eligible to receive a cash bonus equal to their target bonus expressed as a percentage of base salary multiplied by the percentage by which the performance target or targets for the Mortgage MIP, Fleet MIP or Corporate MIP in which the executive officer participates was met or exceeded, subject to the caps established for the applicable plan in which the executive officer participates. Any bonus under each of the Mortgage MIP, Fleet MIP or Corporate MIP will be paid following (i) the filing of the Consolidated Financial Statements and notes thereto in the Company’s

Annual Report on Form 10-K for the year ending December 31, 2009 and (ii) the approval of the cash bonuses by the Committee.
Performance achievement for the Mortgage MIP is based 50% on the attainment of a target level of pre-tax income after non-controlling interest for the year ending December 31, 2009 (“Mortgage PTIANI Metric”) for our Mortgage Production and Mortgage Servicing segments combined and 50% on the attainment of target levels of specified operating expense metrics for the year ending December 31, 2009 for the Mortgage Production and Mortgage Servicing segments (“Mortgage Expense Metrics”). Participating executive officers in the Mortgage MIP may receive a bonus based upon the achievement of one or more of the Mortgage PTIANI Metric and the Mortgage Expense Metrics. The minimum level of achievement of the Mortgage PTIANI Metric requires 100% achievement of the target level of the Mortgage PTIANI Metric. If the target level of the Mortgage PTIANI Metric is exceeded, the maximum level of achievement in respect of the Mortgage PTIANI Metric is capped at 200%. Thus, the maximum Mortgage MIP bonus that may be paid solely for performance achievement that exceeds the target Mortgage PTIANI Metric is 100% of the participating executive officer’s target payout percentage of base salary. The required level of achievement in respect of each of the Mortgage Expense Metrics is 100% achievement of the target level of each such Mortgage Expense Metric. No amounts above 100% of the participating executive officer’s target payout percentage of base salary will be paid for performance achievement that exceeds the Mortgage Expense Metrics. Thus, the maximum Mortgage MIP bonus that may be paid solely in respect of achieving the Mortgage Expense Metrics is 50% of the participating executive officer’s target payout percentage of base salary. If the maximum performance level of the Mortgage PTIANI Metric and the Mortgage Expense Metrics are achieved, the maximum Mortgage MIP bonus that may be paid is 150% of a participating executive officer’s target payout percentage of base salary.
Consistent with prior years, performance achievement under the Fleet MIP is based on the attainment of a target level of pre-tax income after non-controlling interest for the year ending December 31, 2009 (“Fleet PTIANI Metric”) for our Fleet Management Services segment. The performance level required under the Fleet MIP for a participating executive officer to earn a cash bonus is a minimum of 100% of the Fleet PTIANI Metric. The maximum Fleet MIP bonus that may be paid for performance achievement that exceeds the target Fleet PTIANI Metric is 125% of the participating executive officer’s target payout percentage of base salary.
Consistent with prior years, performance achievement under the Corporate MIP is based 50% on the performance achievement under the Fleet MIP and 50% on the performance achievement under the Mortgage MIP. Participating executive officers in the Corporate MIP may receive a bonus based upon the performance achievement under one or both of the Fleet MIP and Mortgage MIP. If the targeted level of performance is achieved under both the Fleet MIP and Mortgage MIP, participating executive officers in the Corporate MIP will be entitled to receive a bonus equal to 100% of the participating executive officer’s target payout percentage of base salary. If maximum performance is achieved under both the Fleet MIP and the Mortgage MIP, the maximum bonus that may be paid under the Corporate MIP is 137.5% of the participating executive officer’s target payout percentage of base salary.
Mr. George J. Kilroy, Acting Chief Executive Officer and President of PHH and President and Chief Executive Officer of PHH Vehicle Management Services, LLC, doing business as PHH Arval, is a participant in the Fleet MIP and Corporate MIP. Mr. Kilroy’s bonus for the year ending December 31, 2009 will based 50% upon the performance achievement under the Fleet MIP and 50% upon the performance achievement under the Corporate MIP. Mr. Kilroy’s target payout percentage for performance achievement under the Fleet MIP is 100% of base salary and Mr. Kilroy’s target payout percentage under the Corporate MIP is 150% of base salary. Thus, Mr. Kilroy’s target payout percentage for 2009 is 125% of base salary assuming a target level of performance achievement under the Fleet MIP and Corporate MIP. Mr. Kilroy’s maximum payout percentage for 2009 is 165.625% of base salary assuming maximum performance achievement under both the Fleet MIP and Corporate MIP.
Ms. Sandra Bell, Executive Vice President and Chief Financial Officer of PHH, and Mr. William F. Brown, Senior Vice President, General Counsel and Secretary of PHH, are participants in the Corporate MIP with target payout percentages of 100% and 50% of base salary, respectively, and maximum payout percentages of 137.5% and 68.75% of base salary, respectively. Mr. Mark R. Danahy, President & Chief Executive Officer, PHH Mortgage Corporation, is a participating executive officer in the Mortgage MIP with a target payout percentage of 75% of base salary and a maximum payout percentage of 112.5% of base salary.

The Compensation Committee has discretion when establishing performance targets and when determining whether annual performance targets have been met and to exclude the impact of certain extraordinary or unusual accounting adjustments, income items or expense items, including the impact of certain extraordinary or unusual accounting adjustments or income/expense items that are reasonably considered to be outside the control of management.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
10.1	Transition Services and Separation Agreement by and between PHH Corporation and Terence W. Edwards dated August 5, 2009
Forward-Looking Statements
This Current Report on Form 8-K (this “Form 8-K”) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended (the “Exchange Act”). These statements are subject to known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. You should understand that these statements are not guarantees of performance or results and are preliminary in nature. Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “may result”, “will result”, “may fluctuate” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts.
You should consider the areas of risk described under the heading “Cautionary Note Regarding Forward-Looking Statements” and those risk factors included as “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2008, Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 filed with the Securities and Exchange Commission under the Exchange Act in connection with any forward-looking statements that may be made by us and our businesses generally. Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to release publicly any updates or revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHH CORPORATION

By:	/s/ William F. Brown

Name:	William F. Brown
Title:	Senior Vice President, General Counsel and Secretary
Dated: August 5, 2009